UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 03, 2015 (Date of earliest event reported)
Lake Sunapee Bank Group (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	0-17859 (Commission File Number)	02-0430695 (IRS Employer Identification Number)

9 Main Street, PO Box 9, Newport, New Hampshire (Address of principal executive offices)		03773 (Zip Code)
603-863-0886 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 3, 2015, Lake Sunapee Bank Group (the "Company") announced that it has redeemed the remaining $8.0 million of its outstanding preferred securities issued under the U.S. Treasury's Small Business Lending Fund ("SBLF")program. The redemption was approved by the Company's primary federal regulator and was funded with retained earnings. Following the redemption, the Company has no preferred securities outstanding under the SBLF program. The shares were redeemed at their liquidation value of $1,000 per share plus accrued dividends through December 3, 2015 for a total redemption price of $8,013,777.78.

A copy of the Company's press release, dated December 3, 2015, is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
            99.1       Press Release of Lake Sunapee Bank Group dated December 03, 2015

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 03, 2015	LAKE SUNAPEE BANK GROUP By: /s/ Laura Jacobi Laura Jacobi EVP/ Chief Financial Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Lake Sunapee Bank Group dated December 03, 2015